 Exhibit 99.1

New Fortress Energy Announces Second Quarter 2020 Results

August 3, 2020

NEW YORK -- New Fortress Energy LLC (NASDAQ: NFE) (“NFE” or the “Company”) today reported its financial results for the second quarter ending June 30, 2020.

Business Highlights

•	Operating Margin* of $15.2 million, increasing $17.4 million since the first quarter
•	Record volumes were achieved in the second quarter
■	Average daily volumes sold in Q2 2020 were approximately 978,000 gallons per day which is a 223,000 increase from Q1 2020
■	Gallons per day volumes are expected to be between 1,700,000 and 2,000,000 on average for the remainder of 2020
•	Completed termination of 8 remaining 2020 cargos in exchange for a payment of $105 million; also executed mitigation sale of one cargo
■	Allows us to take advantage of historically low prices of LNG on the open market
■	Cancellation resulted in one-time charge of $105 million and was primary driver of $166.5 million net loss in the second quarter
•	Simplifying our corporate structure
■	Converted all Class B shares to Class A shares to enhance our liquidity, improve our credit profile and lower our cost of capital
■
Converting our public entity from an LLC to a C Corporation effective August 7, 2020, will make NFE shares eligible to be included in benchmark stock indices currently utilized by more than $8 trillion of fund industry assets

•	New business pipeline is very robust
■	We continue to focus on 10 key markets which have Committed(1) and In Discussion Volumes(2) of over 21 million GPD(3)
■	Our goal is that each new terminal in our target markets produce between $100mm to $200mm in Illustrative Annualized Operating Margin Goal(4)
•	Progressing Financing and Capital Plan
■	We received a B+/B1 corporate family rating from Moodys and S&P which we plan to use as basis for refinancing with targeted savings of $25mm per year
■	Once we have completed our refinancing, our goal is to begin returning capital to shareholders by considering a quarterly dividend, subject to approval by our Board of Directors
•	COVID-19 during Q2 2020 did not materially impact financial results
■	While the coronavirus has affected our customers and electricity demand in the markets we serve, power and gas remain an essential good
■	Customer receivables remain current and the business has ample liquidity to support operational demands and growth initiatives

*Operating Margin is a non-GAAP financial measure. For definitions and reconciliations of non-GAAP results please refer to the exhibit to this press release.

Financial Overview

	For the three months ended,
(in millions, except Average Volumes)	March 31, 2020	June 30, 2020
Revenues	$74.5	$94.6
Net Loss	$(60.1)	$(166.5)
Operating Margin*	$(2.2)	$15.2
Average Volumes (k GPD)	755	978

•
Revenue increased by $20.1 million from Q1 2020 driven by an increase in volumes due to a full quarter of operation of CHP Plant and revenue recognized from gas supplied as part of commissioning PREPA’s Power Plant in Puerto Rico, partially offset by lower revenue due to maintenance at the Old Harbour Power Plant

•	The net loss increased $106.4 million from Q1 2020 primarily driven by contract cancellation charge for the termination of 2020 cargos
•	Positive Operating Margin was primarily due to a full quarter of operation of CHP Plant and additional revenue in Puerto Rico
•	SG&A was approximately $20mm when excluding non-cash share-based compensation expense, non-capitalizable development related expenses and expenses associated with simplifying our corporate structure

Please refer to our Q2 2020 Investor Presentation for further information about the following terms:
1) “Committed Volumes” means our expected volumes to be sold to customers under (i) binding contracts, (ii) non-binding letters of intent, (iii) non-binding memorandums of understanding, (iv) binding or non-binding term sheets or (v) have been officially selected as the winning provider in a request for proposals or competitive bid process. We cannot assure you if or when we will enter into binding definitive agreements for the sales of volumes under non-binding letters of intent, non-binding memorandums of understanding, non-binding term sheets or based on our selection as the winning provider under a request for proposals or competitive bid process. Some but not all of our contracts contain minimum volume commitments, and our expected volumes to be sold to customers reflected in our “Committed Volumes” are substantially in excess of such minimum volume commitments.
2) “In Discussion”, “In Discussion Volumes” or similar words refer to expected volumes to be sold to customers for which (i) we are in active negotiations, (ii) there is a request for proposals or competitive bid process, or (iii) we anticipate a request for proposals or competitive bid process will soon be announced based on our discussions with the potential customer. We cannot assure you if or when we will enter into contracts for sales of additional volumes, the price at which we will be able to sell such volumes, or our costs to purchase, liquefy, deliver and sell such volumes. Some but not all of our contracts contain minimum volume commitments, and our expected sales to customers reflected in our “in discussion volumes” are substantially in excess of potential minimum volume commitments.
3) Based on In Discussion Volumes as of July 31, 2020.
4) “Illustrative Annualized Operating Margin Goal” means our goal for Operating Margin under certain illustrative conditions, presented on a run rate basis by multiplying the average volume we expect to sell in the last quarter of the relevant period by four.
“Operating Margin” means the sum of (i) Net income / (loss), (ii) Selling, general and administrative, (iii) Depreciation and amortization, (iv) Interest expense, (v) Other (income) expense, net (vi) Contract termination charges and Loss on Mitigation Sales, (vii ) Loss on extinguishment of debt, net, and (viii) Tax expense (benefit), each as reported on our financial statements.  Operating Margin is mathematically equivalent to Revenue minus Cost of sales minus Operations and maintenance, each as reported in our financial statements.
This goal reflects the volumes of LNG that it is our goal to sell under binding contracts multiplied by the average price per unit at which we expect to price LNG deliveries, including both fuel sales and capacity charges or other fixed fees,  less the cost per unit at which we expect to purchase or produce and deliver such LNG or natural gas, including the cost to (i) purchase natural gas, liquefy it, and transport it to one of our terminals or purchase LNG in strip cargos or on the spot market, (ii) transfer the LNG into an appropriate ship and transport it to our terminals or facilities, (iii) deliver the LNG, regasify it to natural gas and deliver it to our customers or our power plants and (iv) maintain and operate our terminals, facilities and power plants. There can be no assurance that the costs of purchasing or producing LNG, transporting the LNG and maintaining and operating our terminals and facilities will result in the Illustrative Annualized Operating Margins illustrated.
For the purpose of this release, we have assumed an average Operating Margin of $5.00 per MMBtu.
These costs do not include expenses and income that are required by GAAP to be recorded on our financial statements, including the return of or return on capital expenditures for the relevant project, and selling, general and administrative costs. Our current cost of natural gas per MMBtu are higher than the costs we would need to achieve our Illustrative Annualized Operating Margin Goal, and the primary drivers for reducing these costs are the reduced costs of purchasing gas and the increased sales volumes, which result in lower fixed costs being spread over a larger number of MMBtus sold. References to volumes, percentages of such volumes and the Illustrative Annualized Operating Margin Goal related to such volumes (i) are not based on the Company’s historical operating results, which are limited, and (ii) do not purport to be an actual representation of our future economics.  We cannot assure you if or when we will enter into contracts for sales of additional LNG, the price at which we will be able to sell such LNG, or our costs to produce and sell such LNG.  Actual results could differ materially from the illustration and there can be no assurance we will achieve our goal.

Additional Information
For additional information that management believes to be useful for investors, please refer to the presentation posted on the Investor Relations section of New Fortress Energy’s website, www.newfortressenergy.com, and the Company’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K, which will be available on the Company’s website. Nothing on our website is included or incorporated by reference herein.

Earnings Conference Call

Management will host a conference call on Monday, August 3, 2020 at 8:00 A.M. Eastern Time. The conference call may be accessed by dialing (866) 953-0778 (from within the U.S.) or (630) 652-5853 (from outside of the U.S.) fifteen minutes prior to the scheduled start of the call; please reference “NFE Second Quarter 2020 Earnings Call.”

A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.newfortressenergy.com. Please allow extra time prior to the call to visit the website and download any necessary software required to listen to the internet broadcast.

A replay of the conference call will also be available after 11:00 A.M. on Monday, August 3, 2020 through 11:00 P.M. on Monday, August 10, 2020 at (855) 859-2056 (from within the U.S.) or (404) 537-3406 (from outside of the U.S.), Passcode: 1896774.

About New Fortress Energy LLC
New Fortress Energy (NASDAQ: NFE) is a global energy infrastructure company founded to help accelerate the world’s transition to clean energy. The company funds, builds and operates natural gas infrastructure and logistics to rapidly deliver fully integrated, turnkey energy solutions that enable economic growth, enhance environmental stewardship and transform local industries and communities.

Non-GAAP Financial Measure
Operating Margin is not a measurement of financial performance under GAAP and should not be considered in isolation or as an alternative to income/(loss) from operations, net income/(loss), cash flow from operating activities or any other measure of performance or liquidity derived in accordance with GAAP. We believe this non-GAAP financial measure, as we have defined it, provides a supplemental measure of financial performance of our current liquefaction, regasification and power generation operations. This measure excludes items that have little or no significance on day-to-day performance of our current liquefaction, regasification and power generation operations, including our corporate SG&A, contract termination charges and loss on mitigation sales, loss on extinguishment of debt, net, and other expense.

As Operating Margin measures our financial performance based on operational factors that management can impact in the short-term and provides an assessment of controllable expenses, items associated with our capital structure and beyond the control of management in the short-term, such as depreciation and amortization, taxation, and interest expense are excluded.  As a result, this supplemental metric affords management the ability to make decisions to facilitate meeting current financial goals as well as to achieve optimal financial performance of our current liquefaction, regasification and power generation operations.

The principal limitation of this non-GAAP measure is that it excludes significant expenses and income that are required by GAAP to be recorded in our financial statements.  A reconciliation is provided for the non-GAAP financial measure to our GAAP net income/(loss). Investors are encouraged to review the related GAAP financial measures and the reconciliation of the non-GAAP financial measure to our GAAP net income/(loss), and not to rely on any single financial measure to evaluate our business.

Cautionary Statement Concerning Forward-Looking Statements
Certain statements contained in this press release constitute “forward-looking statements” including our expected volumes of LNG or production of power in particular jurisdictions; our expected volumes for Committed Volumes and In Discussion Volumes; the expectation that we will continue to take advantage of low LNG prices; our expectation regarding improvements to our liquidity, credit profile and cost of capital and related expectations regarding our ability to refinance our debt; and our expectation that our shares will be eligible for inclusion in stock indices. You can identify these forward-looking statements by the use of forward-looking words such as “expects,” “may,” “will,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” or the negative version of those words or other comparable words. These forward-looking statements represent the Company’s expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of the Company’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: the risk that our construction or commissioning schedules will take longer than we expect, the risk that the volumes we are able to sell are less than we expect due to decreased customer demand or our inability to supply,  the risk that our expectations about the price at which we purchase LNG, the price at which we sell LNG, the cost at which we produce, ship and deliver LNG, and the margin that we receive for the LNG that we sell are not in line with our expectations, risks that our conversion from an LLC to a C Corporation will not be effective on the timeline we expect or that it will not result in our inclusion in stock indices, risks that our operating or other costs will increase and our expected funding of projects may not be possible, negatively impacting our liquidity and risks that our downstream Committed projects costs are greater than we expect so the expected funding of such projects may not be possible, negatively impacting our credit profile and cost of capital, and the risk that we may not be able to refinance our debt or that any such refinancing will not result in the savings we expect, if any. Accordingly, readers should not place undue reliance on forward-looking statements as a prediction of actual results.

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, the Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for the Company to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements included in the Company’s annual and quarterly reports filed with the SEC, which could cause its actual results to differ materially from those contained in any forward-looking statement.

IR:
Alan Andreini
(212) 798-6128
aandreini@fortress.com

Joshua Kane
(516) 268-7455
jkane@newfortressenergy.com

Media:
Jake Suski
(516) 268-7403
press@newfortressenergy.com

Exhibits – Financial Statements

Condensed Consolidated Statements of Operations and Comprehensive Loss
For the three months ended March 31, 2020 and June 30, 2020
(Unaudited, in thousands of U.S. dollars, except share and per share amounts)

	For the Three Months Ended
	March 31, 2020	June 30, 2020
Revenues
Operating revenue	$63,502	$76,177
Other revenue	11,028	18,389
Total revenues	74,530	94,566

Operating expenses
Cost of sales	68,216	69,899
Operations and maintenance	8,483	9,500
Selling, general and administrative	28,370	31,846
Contract termination charges and loss on mitigation sales	208	123,906
Depreciation and amortization	5,254	7,620
Total operating expenses	110,531	242,771
Operating loss	(36,001)	(148,205)
Interest expense	13,890	17,198
Other expense, net	611	999
Loss on extinguishment of debt, net	9,557	-
Loss before taxes	(60,059)	(166,402)
Tax (benefit) expense	(4)	117
Net loss	(60,055)	(166,519)
Net loss attributable to non-controlling interest	51,757	29,094
Net loss attributable to stockholders	$(8,298)	$(137,425)

Net loss per share – basic and diluted	$(0.32)	$(2.40)

Weighted average number of shares outstanding – basic and diluted	26,029,492	57,341,215

Other comprehensive loss:
Net loss	$(60,055)	$(166,519)
Unrealized loss (gain) on currency translation adjustment	369	(520)
Comprehensive loss	(60,424)	(165,999)
Comprehensive loss attributable to non-controlling interest	52,073	29,009
Comprehensive loss attributable to stockholders	$(8,351)	$(136,990)

Non-GAAP Operating Margin
(Unaudited, in thousands of U.S. dollars)

We define non-GAAP operating margin as GAAP net loss, adjusted for selling, general and administrative expense, contract termination charges and loss on mitigation sales, depreciation and amortization, interest expense, other expense (income), loss on extinguishment of debt, net and tax expense (benefit).

	For the three months ended,
	March 31, 2020	June 30, 2020
Net loss	$(60,055)	$(166,519)
Add:
Contract termination charges and loss on mitigation sales	208	123,906
Selling, general and administrative	28,370	31,846
Depreciation and amortization	5,254	7,620
Interest expense	13,890	17,198
Other expense, net	611	999
Loss on extinguishment of debt, net	9,557	-
Tax (benefit) expense	(4)	117
Non-GAAP operating margin	$(2,169)	$15,167

Condensed Consolidated Balance Sheets
As of June 30, 2020 and December 31, 2019
(Unaudited, in thousands of U.S. dollars, except share amounts)

	June 30, 2020	December 31, 2019
Assets
Current assets
Cash and cash equivalents	$167,316	$27,098
Restricted cash	32,946	30,966
Receivables, net of allowances of $0 and $0, respectively	65,069	49,890
Inventory	50,885	63,432
Prepaid expenses and other current assets	28,941	39,734
Total current assets	345,157	211,120

Restricted cash	23,131	34,971
Construction in progress	346,951	466,587
Property, plant and equipment, net	475,198	192,222
Right-of-use assets	106,993	-
Intangible assets, net	42,931	43,540
Finance leases, net	915	91,174
Investment in equity securities	323	2,540
Deferred tax assets, net	2,744	34
Other non-current assets	77,170	81,626
Total assets	$1,421,513	$1,123,814

Liabilities
Current liabilities
Accounts payable	$24,854	$11,593
Accrued liabilities	165,292	54,943
Current lease liabilities	26,835	-
Due to affiliates	6,586	10,252
Other current liabilities	26,134	25,475
Total current liabilities	249,701	102,263

Long-term debt	950,238	619,057
Non-current lease liabilities	57,166	-
Deferred tax liabilities, net	20	241
Other long-term liabilities	14,314	14,929
Total liabilities	1,271,439	736,490

Stockholders’ equity
Class A shares, 169,174,104 shares issued and 168,587,346 outstanding as of June 30, 2020; 23,607,096 shares issued and outstanding as of December 31, 2019	341,675	130,658
Treasury shares, 586,758 shares as of June 30, 2020, at cost; 0 shares at December 31, 2019, at cost	(6,172)	-
Class B shares, 0 shares issued and outstanding as of June 30, 2020; 144,342,572 shares, issued and outstanding as of December 31, 2019	-	-
Accumulated deficit	(192,852)	(45,823)
Accumulated other comprehensive income (loss)	352	(30)
Total stockholders’ equity attributable to NFE	143,003	84,805
Non-controlling interest	7,071	302,519
Total stockholders’ equity	150,074	387,324
Total liabilities and stockholders’ equity	$1,421,513	$1,123,814

Condensed Consolidated Statements of Operations and Comprehensive Loss
For the three and six months ended June 30, 2020 and 2019
(Unaudited, in thousands of U.S. dollars, except share and per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019
Revenues
Operating revenue	$76,177	$31,738	$139,679	$57,876
Other revenue	18,389	8,028	29,417	11,841
Total revenues	94,566	39,766	169,096	69,717

Operating expenses
Cost of sales	69,899	44,043	138,115	77,392
Operations and maintenance	9,500	5,403	17,983	9,902
Selling, general and administrative	31,846	32,169	60,216	81,918
Contract termination charges and loss on mitigation sales	123,906	-	124,114	-
Depreciation and amortization	7,620	2,110	12,874	3,801
Total operating expenses	242,771	83,725	353,302	173,013
Operating loss	(148,205)	(43,959)	(184,206)	(103,296)
Interest expense	17,198	6,199	31,088	9,483
Other expense (income), net	999	920	1,610	(1,655)
Loss on extinguishment of debt, net	-	-	9,557	-
Loss before taxes	(166,402)	(51,078)	(226,461)	(111,124)
Tax expense	117	155	113	401
Net loss	(166,519)	(51,233)	(226,574)	(111,525)
Net loss attributable to non-controlling interest	29,094	45,047	80,851	91,782
Net loss attributable to stockholders	$(137,425)	$(6,186)	$(145,723)	$(19,743)

Net loss per share – basic and diluted	$(2.40)	$(0.28)	$(3.49)	$(1.09)

Weighted average number of shares outstanding – basic and diluted	57,341,215	22,114,002	41,771,849	18,154,939

Other comprehensive loss:
Net loss	$(166,519)	$(51,233)	$(226,574)	$(111,525)
Unrealized gain on currency translation adjustment	(520)	-	(151)	-
Comprehensive loss	(165,999)	(51,233)	(226,423)	(111,525)
Comprehensive loss attributable to non-controlling interest	29,009	45,047	81,082	91,782
Comprehensive loss attributable to stockholders	$(136,990)	$(6,186)	$(145,341)	$(19,743)

Condensed Consolidated Statements of Cash Flows
For the six months ended June 30, 2020 and 2019
(Unaudited, in thousands of U.S. dollars)

	Six Months Ended June 30,
	2020	2019
Cash flows from operating activities
Net loss	$(226,574)	$(111,525)
Adjustments for:
Amortization of deferred financing costs	6,965	2,589
Depreciation and amortization	13,324	4,106
Contract termination charges and loss on mitigation sales	124,114	-
Loss on extinguishment of debt, net	9,557	-
Deferred taxes	15	379
Change in value of investment in equity securities	2,217	802
Share-based compensation	4,430	28,008
Other	907	232
(Increase) in receivables	(9,214)	(15,211)
(Increase) in inventories	(4,794)	(3,664)
(Increase) in other assets	(9,446)	(6,865)
Decrease in right-of-use assets	17,781	-
Increase in accounts payable/accrued liabilities	13,655	2,553
(Decrease) Increase in amounts due to affiliates	(3,666)	1,848
(Decrease) in lease liabilities	(19,873)	-
Increase in other liabilities	279	4,680
Net cash used in operating activities	(80,323)	(92,068)

Cash flows from investing activities
Capital expenditures	(95,422)	(232,348)
Principal payments received on finance lease, net	78	471
Net cash used in investing activities	(95,344)	(231,877)

Cash flows from financing activities
Proceeds from borrowings of debt	832,144	220,000
Payment of deferred financing costs	(13,600)	(4,400)
Repayment of debt	(506,402)	(2,500)
Proceeds from IPO	-	274,948
Payments related to tax withholdings for share-based compensation	(6,117)	-
Payment of offering costs	-	(6,938)
Net cash provided by financing activities	306,025	481,110

Net increase in cash, cash equivalents and restricted cash	130,358	157,165
Cash, cash equivalents and restricted cash – beginning of period	93,035	100,853
Cash, cash equivalents and restricted cash – end of period	$223,393	$258,018

Supplemental disclosure of non-cash investing and financing activities:
Changes in accounts payable and accrued liabilities associated with construction in progress and property, plant and equipment additions	$(3,084)	$(54,888)